Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO:	MMC Energy, Inc

As independent registered certified public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-3, of our report dated March 5, 2007 (except Note 13 as to which the date is, April 19, 2007) relating to the financial statements of MMC Energy, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
October 29, 2007